Exhibit (a)(1)(iv)

Notice of Withdrawal of Tender

Regarding Shares in BIP Ventures Evergreen BDC

Tendered Pursuant to the Offer to Purchase

Dated July 20, 2026

The Offer and withdrawal rights will expire on August 14, 2026 and this Notice of Withdrawal must be received by

the Company’s Depositary by 5:00 p.m.,

Eastern Time, on August 14, 2026, unless the Offer is extended.

Complete this Notice of Withdrawal and follow the transmittal instructions included herein.

Regular Mail
BIP Ventures Evergreen BDC	FOR ADDITIONAL INFORMATION CALL:
C/O Ultimus Fund Solutions	(404) 410-6476
PO Box 46707 Cincinnati, OH 45246

Overnight Mail	Email: investorcommunications@bipventures.vc
BIP Ventures Evergreen BDC C/O Ultimus Fund Solutions 225 Pictoria Dr, Suite 450 Cincinnati, OH 45246

You are responsible for confirming that this Notice is timely received by Ultimus Fund Solutions, the Company’s Depositary for the Offer. To assure good delivery, please either submit this page directly to BIP Ventures, who will submit this form to Ultimus Fund Solutions on your behalf or send this page directly to Ultimus Fund Solutions. If you fail to confirm receipt of this Notice with Ultimus Fund Solutions, there can be no assurance that your withdrawal will be honored by the Company.

Ladies and Gentlemen:

Please withdraw the tender previously submitted by the undersigned in a Letter of Transmittal.

Company Name: BIP Ventures Evergreen BDC

Account #:

Account Name/Registration:

Address:

City, State, Zip:

Telephone Number:

Email Address:

Custodian Name:

Financial Advisor Name:

Financial Advisor Telephone #:

The undersigned represents that the undersigned is the beneficial owner of the shares in the Company to which this withdrawal request relates, or that the person signing this request is an authorized representative of the withdrawing shareholder.

In the case of joint accounts, each joint holder must sign this withdrawal request. Requests on behalf of a foundation, partnership or any other entity should be accompanied by evidence of the authority of the person(s) signing.

Signature	Print Name of Authorized Signatory (and Title if applicable)	Date

Signature	Print Name of Authorized Signatory (and Title if applicable)	Date